Exhibit 99.1

PRESS RELEASE

For release:	July 2, 2010

Contact:	Media
Linda Hohn
Associate General Counsel
(610) 660-6862
lhohn@uai-group.com

United America Indemnity, Ltd. Completes Redomestication to Ireland from the Cayman Islands

DUBLIN, Ireland, July 2, 2010 – Global Indemnity plc ( NASDAQ: GBLI) announced today that the redomestication transaction previously approved by the shareholders of United America Indemnity, Ltd. (NASDAQ: INDM) was completed. United America Indemnity, Ltd., a Cayman Islands company, is now a wholly-owned subsidiary of Global Indemnity plc, an Irish company, and the former shareholders of United America Indemnity, Ltd. are now the shareholders of Global Indemnity plc, which will continue the registration with the U.S. Securities and Exchange Commission (SEC) and be subject to the SEC’s standard reporting requirements.

In the transaction, the holders of United America Indemnity, Ltd.’s Class A and Class B common shares received Global Indemnity plc’s Class A and Class B ordinary shares, respectively, on a 1 for 2 basis (1 Global Indemnity share issued in exchange for each 2 United America Indemnity shares outstanding). United America Indemnity’s stock ticker symbol “INDM” is replaced by Global Indemnity’s stock ticker symbol “GBLI”.

About Global Indemnity plc and its subsidiaries

Global Indemnity plc, through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and nonadmitted specialty property and casualty insurance coverages in the United States, as well as reinsurance throughout the world. Global Indemnity plc’s five principal divisions include:

United States Based Insurance Operations:

Penn-America, which includes property and general liability products for small commercial businesses distributed through a select network of wholesale general agents with specific binding authority;

United National, which includes property, general liability, and professional lines products distributed through program administrators with specific binding authority;

Diamond State, which includes property, general liability, and professional lines products distributed through wholesale brokers and program administrators with specific binding authority.

CompGlobal, which provides workers’ compensation insurance .

International Reinsurance Operations:

Wind River, a Bermuda based treaty and facultative reinsurer of excess and surplus lines and specialty property and casualty insurance.

Forward-Looking Information

This release contains forward-looking information about Global Indemnity plc and the operations of Global Indemnity plc that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward- looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of the reorganization to Ireland.

The business and operations of Global Indemnity plc is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. For example, Global Indemnity plc’s forward-looking statements about the re-domiciling and its anticipated effects, offices and operations, stock trading matters, and tax and financial matters could be affected by risks, including that the re-domiciling transactions may not close, shareholders or regulators may not provide required approvals, Global Indemnity plc may encounter difficulties moving jurisdictions and opening new offices and functions, tax and financial expectations and advantages might not materialize or might change, Global Indemnity plc’s stock price could decline, and Irish corporate governance and regulatory schemes could prove different or more challenging than currently expected. Risks, uncertainties and other factors that could cause Global Indemnity plc’s results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of Global Indemnity plc’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than Global Indemnity plc’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for Global Indemnity plc’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of Global Indemnity plc’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of Global Indemnity plc’s business; (8) changes in Global Indemnity plc’s relationships with, and the capacity of, its general agents; (9) the risk that Global Indemnity plc’s reinsurers may not be able to fulfill obligations; (10) investment performance and credit risk; and (11) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). Global Indemnity plc does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

SOURCE Global Indemnity plc

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